Exhibit 23.1


             INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM'S CONSENT




We consent to the incorporation by reference in the Registration Statements on Form S-8 (333-27411), Form S-8 (333-112577) and Form S-3 (333-116908) of FONAR
Corporation of our report dated September 14, 2004, appearing in this Annual Report on Form 10-K of FONAR Corporation for the year ended June 30, 2004.




/s/ Marcum & Kliegman LLP

Marcum & Kliegman LLP
New York, New York
September 14, 2004